UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 23, 2009

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Amendment No. 1 is being filed in order to amend Item 2.03 of this Current Report to reflect that (a) the CUSIP numbers associated with WebMD Health Corp.’s 3 1/8% Convertible Notes due September 1, 2025 remain 94769M AF 2 and 94769M AG 0 following the merger of HLTH Corporation with and into WebMD Health Corp. on October 23, 2009 (the “Merger”) and (b) the CUSIP numbers associated with WebMD Health Corp.’s 1.75% Convertible Subordinated Notes due June 15, 2023 remain 94769M AE 5 and 94769M AD 7 following the Merger. As previously filed, this Current Report had provided new CUSIP numbers for use following the assumption of those Notes by WebMD in connection with the Merger, but those new numbers have been retracted and are not going to be used.
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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As previously disclosed, on June 17, 2009, WebMD Health Corp. entered into an Agreement and Plan of Merger with HLTH Corporation. Pursuant to that agreement, HLTH merged with and into WebMD on October 23, 2009 (the “Merger”), with WebMD continuing as the surviving corporation and each share of HLTH Common Stock being converted into 0.4444 shares of WebMD Common Stock (the “Merger Consideration”). As a result of the Merger, WebMD assumed the obligations of HLTH under HLTH’s 3 1/8% Convertible Notes due September 1, 2025 (the “3 1/8% Notes”) and HLTH’s 1.75% Convertible Subordinated Notes due June 15, 2023 (the “1.75% Notes” and, collectively with the 3 1/8% Notes, the “Notes”). Pursuant to General Instruction B.3 of Form 8-K, the descriptions of the Notes contained in Note 9 to the Consolidated Financial Statements included in Exhibit 99.3 to the Current Report on Form 8-K filed by HLTH on July 2, 2009 are incorporated by reference in this Item 2.03.
     Following the Merger, the Notes became convertible, in accordance with and subject to the provisions of the respective indentures pursuant to which they were issued, into the right to receive the Merger Consideration payable in respect of the shares of Common Stock of HLTH into which such Notes would have been convertible prior to the Merger. As of the closing of the Merger, there was $250,300,000 principal amount of the 3 1/8% Notes outstanding (the conversion of which would result in the issuance of a total of approximately 7,145,000 shares of WebMD Common Stock) and $264,583,000 principal amount of the 1.75% Notes outstanding (the conversion of which would result in the issuance of a total of approximately 7,640,000 shares of WebMD Common Stock).
     Supplemental Indenture for the 3 1/8% Notes
     In connection with the Merger, WebMD and The Bank of New York Mellon, as trustee, entered into a First Supplemental Indenture (the “3 1/8% Supplemental Indenture”), supplementing the Indenture, dated as of August 30, 2005 (the “3 1/8% Indenture”), between HLTH and the trustee, pursuant to which HLTH issued the 3 1/8% Notes. The 3 1/8% Supplemental Indenture amended the 3 1/8% Indenture to implement WebMD’s assumption of HLTH’s obligations under the 3 1/8% Indenture and the 3 1/8% Notes. In addition, pursuant to the 3 1/8% Supplemental Indenture, each $1,000 principal amount of 3 1/8% Notes shall be convertible, during any period in which the 3 1/8% Notes are convertible as specified in the 3 1/8% Indenture, into the right to receive the Merger Consideration payable in respect of the shares of Common Stock of HLTH into which such 3 1/8% Notes would have been convertible prior to the Merger, which equals 28.5503 shares of WebMD Common Stock (representing a conversion price of approximately $35.03 per share of WebMD Common Stock). A copy of the 3 1/8% Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The CUSIP numbers associated with the 3 1/8% Notes remain 94769M AF 2 and 94769M AG 0 and were not changed in connection with the Merger.

     Supplemental Indenture for the 1.75% Notes
     In connection with the Merger, WebMD and The Bank of New York Mellon, as trustee, entered into a First Supplemental Indenture (the “1.75% Supplemental Indenture”), supplementing the Indenture, dated as of June 25, 2003 (the “1.75% Indenture”), between HLTH and the trustee, pursuant to which HLTH issued the 1.75% Notes. The 1.75% Supplemental Indenture amended the 1.75% Indenture to implement WebMD’s assumption of HLTH’s obligations under the 1.75% Indenture and the 1.75% Notes. In addition, pursuant to the 1.75% Supplemental Indenture, each $1,000 principal amount of 1.75% Notes shall be convertible, during any period in which the 1.75% Notes are convertible as specified in the 1.75% Indenture, into the right to receive the Merger Consideration payable in respect of the shares of Common Stock of HLTH into which such 1.75% Notes would have been convertible prior to the Merger, which equals 28.8759 shares of WebMD Common Stock (representing a conversion price of approximately $34.63 per share of WebMD Common Stock). A copy of the 1.75% Supplemental Indenture is attached as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated by reference herein. The CUSIP numbers associated with the 1.75% Notes remain 94769M AE 5 and 94769M AD 7 and were not changed in connection with the Merger.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: November 20, 2009	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number		Description
4.1	*	First Supplemental Indenture, dated as of October 23, 2009, between the Registrant and The Bank of New York Mellon, as Trustee, to the Indenture for the 3 1/8% Convertible Notes due 2025
4.2
Indenture, dated as of August 30, 2005, between the Registrant and The Bank of New York (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 30, 2005, as amended on November 9, 2005)

4.3		Form of 3 1/8% Convertible Note Due 2025 (included in Exhibit 4.2)
4.4	*	First Supplemental Indenture, dated as of October 23, 2009, between the Registrant and The Bank of New York Mellon, as Trustee, to the Indenture for the 1.75% Convertible Subordinated Notes due 2023
4.5
Indenture, dated as of June 25, 2003, between the Registrant and The Bank of New York (incorporated by reference to Exhibit 4.1 to HLTH Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)

4.6		Form of 1.75% Convertible Subordinated Note Due 2023 (included in Exhibit 4.5)

*	Previously filed.